EXHIBIT 1

SHARE SALE AGREEMENT ("AGREEMENT") between INTER ASSET JAPAN K.K., a Japanese corporation ("VENDOR"), and DJ CAPITAL HOLDINGS LIMITED ACN 113 288 403 an Australian investor ("PURCHASER").

BACKGROUND

A. The Vendor is offering for sale to the Purchaser, on the terms and conditions set forth below, 1,000,000 shares ("SHARES") of the common stock ( "COMMON STOCK") of IA Global Inc., ("COMPANY") a Delaware corporation at a price of JPY30 per share or an aggregate price of JPY30,000,000 ("SALE PRICE").

B. The parties wish to record the arrangements between them by executing this Agreement.

OPERATIVE SECTION

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

I.       SALE AND PURCHASE AND PURCHASER REPRESENTATIONS

1.1 Subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Vendor, and the Vendor agrees to transfer to the Purchaser, at the Sale Price, 1,000,000 Shares of Common Stock.

1.2 The Sale Price will be paid by Purchaser by wire transfer to the Vendor by April 5, 2007 in accordance with instructions to be given by the Vendor to the Purchaser.

1.3 Certificates evidencing the Shares will be transferred to the Purchaser as soon as practicable after receipt and collection by the Vendor of payment for the Shares and satisfaction of the conditions set forth in
         Section 2.3 hereof.

1.4 The Purchaser recognizes that the purchase of Common Stock in the Company entails elements of risk in that:

         (i)      it may not be able to readily liquidate its investment;

         (ii)     transferability is restricted; and

         (iii) in the event of a disposition, it could sustain the loss of its entire investment.


1.5 The Purchaser represents that it is neither a citizen, resident or domiciliary of the United States of America, its territories or possessions, nor of the Commonwealth of Puerto Rico.

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1.6      The Purchaser acknowledges that it:

         (i) has prior investment experience such that it is able to evaluate the merits and risks of an investment in the Vendor, or that it has employed the services of an investment advisor to read the Disclosure Documents (as hereinafter defined) and to evaluate the merits and risks of such an investment on its behalf;

         (ii)     recognizes the speculative nature of this investment; and

         (iii)    is able to bear the economic risk it hereby assumes;

         (iv)     has sighted a copy of the Company's

                  (A) Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the U.S. Securities and Exchange Commission ("SEC"), and

                  (B) Quarterly Reports on Form 10-Q for the fiscal periods ended March 31 and June 30, 2006 and September 30, 2006 and other documents as filed with the SEC, are collectively referred to as the "Disclosure Documents."

         (v)      is able to bear the economic risk it hereby assumes;

         (vi)     or its representative(s) have read the Disclosure Documents;
                  and

         (vii) and its representative(s) have been afforded the opportunity to make, and has made, all inquiries as it and its representatives deemed appropriate with respect to the Vendor's affairs and prospects.

1.7 The Purchaser represents that the Common Stock are being purchased for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof, within the meaning of the U.S. Securities Act of 1933, as amended ("ACT") or applicable state securities laws.

1.8 The Purchaser represents that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act.

1.9 The Purchaser represents that it has the full right, power and authority to enter into and perform the Purchaser's obligations hereunder and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except that:

         (i) any enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally; and

         (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

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II.      REPRESENTATION AND WARRANTIES BY THE VENDOR

The Vendor represents and warrants to the Purchaser as follows:

2.1 The Vendor is a corporation duly organized, validly existing and in good standing under the laws of Japan. The Vendor has the corporate power and authority to own, lease and operate its properties and to conduct the business which it presently conducts. The Vendor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the results of operations, business affairs or business prospects of the Vendor.

2.2      The execution, delivery and performance of this Agreement by the
         Vendor:

         (i) has been duly authorized and approved by the Board of Directors of the Vendor and all other necessary corporate action on the part of the Vendor in connection therewith has been taken and

         (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Vendor pursuant to:

                  (A)      the charter documents or by-laws of the Vendor;

                  (B) any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Vendor is a party or by which it may be bound or to which any of its properties may be subject; or

                  (C) any law, administrative regulation or court decree applicable to or binding upon the Vendor.

2.3 This Agreement has been duly and validly executed and delivered by the Vendor and constitutes the legal, valid and binding agreement of the Vendor, enforceable in accordance with its terms, except that:

         (i) any enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally; and

         (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

2.4 The Shares are sold free from all charges, encumbrances, options and adverse interests of any kind.

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III.     MISCELLANEOUS

3.1 Any notice, request, advice, consent or other communication given hereunder shall be given in writing and sent by overnight delivery service or registered or certified mail, return receipt requested, and addressed as follows:

         (i)      if to the Vendor, to it at the following address

         (ii)     and if to the Purchaser, to it at the following address:

                  Level 1, 2 Corporate Court
                  Bundall   QLD   4217
                  AUSTRALIA

                  Facsimile no:  0011 61 7 5556 7901

3.2 Notices so given shall be deemed to have been given on the earlier to occur of actual receipt or three business days after the date of such mailing, except for notices of change of address, which shall be deemed to have been given when received.

3.3 This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

3.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

3.5 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

3.6 References herein to a person or entity in either gender include the other gender or no gender, as appropriate.

3.7 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of Queensland, Australia.

3.8      This Agreement may be executed in counterparts.

3.9 The Vendor and the Purchaser shall take all actions, sign all documents and do all things necessary to give effect to the transfer of the Shares to the Purchaser as set out in this Agreement.

3.10 Time is of the essence in relation to any obligation under this Agreement.

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Executed as an Agreement this 5th day of April 2007.


         EXECUTED BY INTER ASSET JAPAN K.K.


         Signed: (sign here) /s/ Kyo Nagae (sign here)
         ----------------------------------------------

         Name:      Kyo Nagae
         Title:     Director



EXECUTED by DJ CAPITAL HOLDINGS LIMITED ACN 113 288 403 in accordance with section 127 of the Corporations Act by being signed by:

Signature /s/ Jonathan Pepper
-----------------------------

Full name of signatory Jonathan Pepper
--------------------------------------

Office held: Director
---------------------

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